Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

AMENDMENT TO

API MANUFACTURING AND SUPPLY AGREEMENT

This AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT (this “Amendment”), is entered into as of May 20, 2011 by and between OPTIMER PHARMACEUTICALS, INC. (“Optimer”) and BIOCON LIMITED (“Biocon”). Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, Optimer and Biocon have previously entered into an API Manufacturing and Supply Agreement dated May 18, 2010 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optimer and Biocon agree as follows:

AGREEMENT

1.                                      Section 3.1(c) of the Agreement is hereby amended and restated as follows:

“(c)                            Cause the [***] Equipment at Park to be commissioned and fully qualified by [***].”

2.                                      Section 5.3 of the Agreement is hereby amended and restated as follows:

“5.3                         Subject to the provisions of section 6, during the term of this Agreement, Biocon shall cause the [***] Equipment to be dedicated solely to the manufacture and supply of Product under this Agreement and shall ensure that the [***] Equipment is not subject to any lien, pledge, security interest or other encumbrances that could reasonably be expected to materially impair Biocon’s ability to perform its obligations under this Agreement, without prior written approval from Optimer. The foregoing sentence notwithstanding, in the event Park is not successfully made a Validated Facility by [***] due to Optimer’s failure to perform its obligations under the Work Plan or in the event Optimer has not successfully obtained a Marketing Authorization in the Territory by the date specified in clause (ii) of section 5.1, Biocon shall be free to make other uses of the [***] Equipment which would not impair Biocon’s ability to later use the [***] Equipment for the manufacture of Product; provided, however, that if and when the Park becomes a Validated Facility, Biocon shall promptly cease such other uses and re-dedicate the [***] Equipment solely to the manufacture of Product, provided Optimer has also obtained a Marketing Authorization in the Territory at that time, and subject to the provisions of section 6.”

*** Confidential Treatment Requested

3.                                      The Agreement, as amended by this Amendment, embodies the entire understanding of the parties and shall supersede all previous communications, representations and understandings, whether oral, written or otherwise, between the parties relating to the subject matter hereof. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

4.                                      The parties agree that Section 19 of the Agreement shall apply to this Amendment.

5.                                      This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT TO API MANUFACTURING AND SUPPLY AGREEMENT as of the date first set forth above.

OPTIMER PHARMACEUTICALS, INC.		BIOCON LIMITED

By:	/s/ Pedro Lichtinger	By:	/s/ Sandeep Rao
Name:	Pedro Lichtinger	Name:	Sandeep Rao
Title:	President and CEO	Title:	VP — Business Development and Licensing